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EXHIBIT (11)
                              LIQUI-BOX CORPORATION
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                   Thirteen Weeks Ended     Twenty-six Weeks Ended
                                                  -----------------------   -----------------------
                                                   June 28,     June 29,     June 28,   June 29,
                                                     1997         1996         1997        1996
                                                  ----------   ----------   ----------   ----------
Primary:


Weighted average number of common
     shares outstanding                            5,746,323    5,957,278    5,782,479    6,036,572


Net effect of dilutive stock options--
     based on treasury stock method
     using average market price                      195,548      164,410      189,772      172,891
                                                  ----------   ----------   ----------   ----------


Weighted average common and
     common equivalent shares                      5,941,871    6,121,688    5,972,251    6,209,463
                                                  ==========   ==========   ==========   ==========




Net Income                                        $4,760,000   $4,529,000   $7,951,000   $7,670,000


Earnings per common and
     common equivalent share                      $     0.80   $     0.74   $     1.33   $     1.24
                                                  ==========   ==========   ==========   ==========



Fully Diluted:


Weighted average number of common
     shares outstanding                            5,746,323    5,957,278    5,782,479    6,036,572


Net effect of dilutive stock options--
     based on treasury stock method
     using the quarter-end market price
     if higher than average market price             200,326      164,410      193,809      172,891
                                                  ----------   ----------   ----------   ----------


Fully Diluted Shares                               5,946,649    6,121,688    5,976,288    6,209,463
                                                  ==========   ==========   ==========   ==========




Net Income                                        $4,760,000   $4,529,000   $7,951,000   $7,670,000


Earnings per common and
     common equivalent share                      $     0.80   $     0.74   $     1.33   $     1.24
                                                  ==========   ==========   ==========   ==========
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